Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Medtronic plc of our report dated June 20, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Medtronic, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Minneapolis, Minnesota
January 26, 2015